  Exhibit 99.1

AMENDMENT 1 TO WARRANTS “C-1”, “C-2”, “C-3”, AND “C-4”

THIS AMENDMENT 1 TO WARRANTS “C-1”, “C-2”, “C-3”, AND “C-4” AND THIS AMENDMENT 3 TO THE LOAN AND SECURITY AGREEMENT (the “Amendment”) made and entered into as of the effective date of June 12, 2019, by and between Golden Properties Ltd., a British Columbia company with an office at Suite 500, 1177 West Hastings Street, Vancouver, British Columbia, V6E 2K3 (“GP”), and American Resources Corporation, a Florida corporation with offices at 9002 Technology Lane, PO Box 606, Fishers, IN 46038 (“ARC”), also collectively referred to as the “Parties”.

WHEREAS, As part of a series of loans provided by GP to ARC dated October 4, 2017 (the “Loan Agreement”), Warrants C-1, C-2, C-3, and C-4 (collectively the “C-Warrants”) were issued to GP; and

WHEREAS, Due to the increased principal amount of loans made by GP to ARC beyond that which is stated in the Loan Agreement, the Parties wish to amend the C-Warrants; and

NOW, THEREFORE, for and in consideration of the mutual covenants and conditions herein, the increased principal amount(s) loaned from Lender to Borrower over time, and other good and valuable consideration exchanged by and between the parties hereto, the sufficiency and receipt of which is fully hereby acknowledged, Lender and Borrower hereby agree as follows:

1. The following terms within the respective C-Warrants are hereby amended as follows:

Amended Term	Warrant C-1	Warrant C-2	Warrant C-3	Warrant C-4
Number of Shares	400,000 (old) 750,000 (new)	400,000 (old) 750,000 (new)	400,000 (old) 750,000 (new)	400,000 (old) 750,000 (new)
Exercise Price Per Share	No Change (i.e., $3.55)	$7.09 (old) $4.25 (new)	$8.58 (old) $4.50 (new)	$11.44 (old) $5.00 (new)
Expiration Date	October 4, 2019 (old) October 4, 2020 (new)	October 4, 2019 (old) October 4, 2020 (new)	October 4, 2020 (old) April 4, 2022 (new)	October 4, 2020 (old) April 4, 2022 (new)

2. The amendments to the C-Warrants by this Amendment shall fully and completely compensate GP for all increased loan amounts advanced to ARC.

3. All other terms and conditions within the Loan Agreement and C-Warrants shall remain the same.

IN TESTIMONY WHEREOF, the parties hereto have caused their respective signatures to be hereunto subscribed this the day and year first above written.

GP:

GOLDEN PROPERTIES LTD.

____/s/ Alexander Lau___________________

Name: Alexander Lau

Title: Vice President

ARC:

AMERICAN RESOURCES CORPORATION

____/s/ Thomas Sauve____________________

Name: Thomas M. Sauve

Title: President